Exhibit 23.5

              CONSENT OF ROTHSTEIN, KASS & COMPANY LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation of our report dated March 28, 2007 with respect to the financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust included in this Annual Report (Form 10-KSB) for the year ended December 31, 2006.

/s/ Rothstein, Kass & Company, LLP
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San Francisco, California
March 28, 2007, except for Note 19, which is as of October 12, 2007


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